UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 27, 2006
AMDL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100 Tustin, California		92780-7039

(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code)	(714) 505-4460
N/A
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On May 12, 2006, the Registrant entered into a Stock Purchase and Sale Agreement (“Agreement”) with Jade Capital Group Limited (“Jade”) and Jade’s shareholders, pursuant to which the Registrant will acquire 100% of the outstanding capital stock of Jade Pharmaceutical Inc. (“JPI”). The Jade acquisition is the subject of the press release described in Item 7.01, below. The Registrant previously disclosed the Jade acquisition and the Agreement in a Current Report on Form 8-K filed on May 17, 2006.
Item 7.01 Regulation FD Disclosure
On July 27, 2006 the Registrant issued a press release regarding its upcoming special meeting, at which shareholders of the Registrant will be asked to approve the Jade acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release, dated July 27, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.
By:	/s/ Gary L. Dreher
	Name:	Gary L. Dreher
	Title:	President and Chief Executive Officer

Dated: July 27, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 27, 2006.